UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-52988	26-0291849

(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

558 Lime Rock Road, Lakeville, Connecticut		06039
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (860) 435-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17CFR240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 1, 2009, the Company’s management was notified by Li & Company, PC, its independent registered public accounting firm about certain accounting misstatements, as described below, in the Company’s previously issued financial statements for the quarter ended September 30, 2008.

Upon the notification by the Company’s management of such misstatements, the Board of Directors of the Company concluded that the Company’s previously issued financial statements for the quarter ended September 30, 2008, should no longer be relied upon due to certain accounting misstatements in those financial statements.  Such misstatements include the following: (i) the omission of certain audit adjustments in the computation of accumulated deficit/gain from forgiveness of other payable; (ii) the misclassification of goodwill to property and equipment; (iii) the misclassification of accounts payable to accrued expenses; (iv) the misclassification of foreign currency translation gain/loss;  (v) the omission of certain shipping costs; (vi) the omission of certain professional fees incurred in connection with the issuance of Series A Convertible Preferred Stock (the “Series A Preferred”); (vii) the omission of professional fees incurred in connection with the acquisition of Yili Master Carborundum Production Co., Ltd., the Company’s wholly owned subsidiary in China; (viii) the misclassification of the professional fees that were incurred in connection with the issuance of Series A Preferred previously expended; and (ix) the omission of dividends on the  Series A Preferred accrued as of September 30, 2008.

In order to correct the foregoing accounting misstatements, the Company has filed with the Securities and Exchange Commission (the “SEC”) an amended quarterly report on Form 10-Q/A for the quarter ended September 30, 2008, which restated the Company’s financial statements for such period and set forth the effect of such restatement.

A letter from our auditors to the SEC that consents to the filing of this Item 4.02 on Form 8-K is filed herewith as Exhibit 7.

Item 9.01          Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

7	Letter of Li & Company, PC, dated May 4, 2009, to the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009

MASTER SILICON CARBIDE INDUSTRIES, INC.
(Registrant)

By:	/s/ Mary E. Fellows
Name: Mary E. Fellows
Title: Executive Vice President and Secretary